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                                                                      Exhibit 16


May 24, 2006

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561


Commissioners:

         We have read the statements made by Back Yard Burgers, Inc. (copy attached) which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Back Yard Burgers, Inc. dated May 18, 2006. We agree with the statements concerning our Firm in such Form 8-K.


Very truly yours,


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP